UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2009

MOMENTIVE PERFORMANCE MATERIALS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Corporate Woods Blvd.
Albany, NY 12211
(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (518) 533-4600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

MOMENTIVE PERFORMANCE MATERIALS INC.

Item 7.01	Regulation FD Disclosure

The information in this Form 8-K that is furnished under this “Item 7.01 Regulation FD Disclosure” and the related Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

     On June 10, 2009, Momentive Performance Materials Inc. (“Momentive”) announced the final results of its previously announced private exchange offers to exchange a new series of 12½% Second-Lien Senior Secured Notes due 2014 for certain of its outstanding notes. The exchange offers expired at midnight, New York City time, on Tuesday, June 9, 2009.

     We expect that approximately $48.4 million in aggregate principal amount (or 6%) of 9¾% Senior Notes due 2014, €29.8 million in aggregate principal amount (or 11%) of 9% Senior Notes due 2014, $140.9 million in aggregate principal amount (or 42%) of 10 1 / 8 / 10 7 / 8 % Senior Toggle Notes due 2014 and $118.1 million in aggregate principal amount (or 24%) of 11½% Senior Subordinated Notes due 2016 will be accepted in the exchange offers for approximately $200 million aggregate principal amount of 12½% Second-Lien Senior Secured Notes due 2014.

     The exchange offers were oversubscribed. We expect that the exchange offers will settle on June 15, 2009.

     The press release announcing the results, as of the expiration date, is attached as Exhibit 99.1 hereto and is incorporated by reference herein and the foregoing is qualified by reference to the full text thereof.

Item 8.01	Other Events
The information included in Item 7.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are being filed herewith:
99.1 Press release, issued June 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ Douglas A. Johns
Name: Douglas A. Johns
Title: General Counsel and Secretary

Date: June 10, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, issued June 10, 2009